                                  EXHIBIT 11


                        BARRETT BUSINESS SERVICES, INC.
                      STATEMENT OF CALCULATION OF AVERAGE
                           COMMON SHARES OUTSTANDING

                                             Three Months
                                                Ended             Year Ended
                                             Dec. 31, 1994       Dec. 31, 1994
                                             -------------       -------------

Primary Earnings Per Share
  Weighted average number of shares            6,349,861           6,333,378

  Stock option plan shares to be issued at
  prices ranging from $3.500 to
  $13.563 per share                              311,830             320,013

  Warrant issues at a price of
  $4.20 per share                                200,000             200,000

  Less:  Assumed purchase at average
       market price during the period using
       proceeds received upon exercise of
       options and purchase of stock, and
       using tax benefits of compensation
       due to premature dispositions            (236,156)           (262,133)
                                               ---------           ---------

       Total Primary Shares                    6,625,535           6,591,259
                                               =========           =========

Fully Diluted Earnings Per Share:
  Weighted average number of shares            6,349,861           6,333,378

  Stock option plan shares to be
  issued at prices of ranging from
  $3.500 to $13.563 per share                    311,830             320,013

  Warrant issues at a price of
  $4.20 per share                                200,000             200,000

  Less:  Assumed purchase at the higher
       of ending or average market price
       during the period using proceeds
       received upon exercise of options
       and purchase of stock, and using
       tax benefits of compensation due
       to premature dispositions                (230,251)           (219,256)
                                               ---------           ---------

       Total Diluted Shares                    6,631,440           6,634,135
                                               =========           =========